Fourth Quarter 2020 January 26, 2021 UMB Financial Exhibit 99.2

2 Cautionary Notice about Forward-Looking Statements This presentation of UMB Financial Corporation (the “company,” “our,” “us,” or “we”) contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously, the COVID-19 pandemic (the “pandemic”) may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. The pandemic has created a global public-health crisis that has resulted in widespread volatility and deteriorations in household, business, economic, and market conditions. It is currently adversely affecting the company and its customers, counterparties, employees, and third-party service providers, and the continued adverse impacts on our business, financial position, results of operations, and prospects could be significant. We are not able to accurately predict the extent of the impact of the pandemic on our capital, liquidity, and other financial positions and on our business, results of operations, and prospects at this time, and we believe it will depend on a number of evolving factors, including: (i) the duration, extent and severity of the pandemic; (ii) the response of governmental and non-governmental authorities to the pandemic, which is rapidly changing and not always coordinated or consistent across jurisdictions; (iii) the effect of the pandemic on our customers, counterparties, employees and third-party service providers, which may vary widely, and which is generally expected to increase our credit, operational, and other risks and (iv) the effect of the pandemic on economies and markets, which in turn could adversely affect, among other things, the origination of new loans and the performance of our existing loans. The pandemic is also expected to have a significant impact on our current expected credit loss (CECL) calculation and related provision under a new accounting standard that we were required to adopt in January 2020. The CECL calculation includes periodic estimates of the net amount expected to be collected over the contractual term of certain financial assets, and requires us to take into account, among other things, economic conditions forecasted over the life of the financial asset, including the current and anticipated effects of the pandemic. Any forward-looking statement should be evaluated in light of these considerations. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

3 Corporate Snapshot Allowance for credit losses for loans only, excludes ACL related to HTM securities. Corporate Trust / Investment Banking Division Fund Services Asset-based lending Accounts receivable financing Healthcare Services Prairie Capital Management Private Wealth Management / Personal Trust 91 banking centers 232 ATMs Our Footprint UMB Bank Presence Twin Cities - MN Salt Lake City - UT UMB Financial Corporation Headquarters Recent Expansion Markets

Highlights – 4Q 2020 4 (1) Non-GAAP measure. See reconciliation and additional information on slide 39.

5 Earnings Summary – 4Q 2020 The Company adopted ASU 2016-13 as of 1/1/2020. See additional information on slides 30-31. Non-GAAP measure. See reconciliation and additional information on slide 39. Non-GAAP measure. See reconciliation and additional information on slide 41. Non-GAAP measure. See reconciliation and additional information on slide 43. $ in thousands, except share and per share data; unaudited

6 Earnings Summary – FY 2020 $ in thousands, except share and per share data; unaudited The Company adopted ASU 2016-13 as of 1/1/2020. See additional information on slides 30-31. Non-GAAP measure. See reconciliation and additional information on slide 39. Non-GAAP measure. See reconciliation and additional information on slide 41. Non-GAAP measure. See reconciliation and additional information on slide 43.

7 Noninterest Income – 4Q 2020 4th Quarter ‘20 Drivers Noninterest income increased $115.3MM, or 102%, compared to 3Q’20, primarily driven by: A $108.8MM gain on the investment in Tattooed Chef, Inc.; An increase of $2.4MM in equity earnings on alternative investments, An increase of $1.1MM in gains on sales of AFS securities; and $1MM in higher trading and investment banking income.

8 Noninterest Income Composition – 4Q 2020

9 Noninterest Income – FY 2020 2020 Noninterest Income Drivers Noninterest income increased $133.4MM, or 31.3%, compared to 2019, primarily driven by: A $108.8MM gain on the investment in Tattooed Chef, Inc.; An increase of $3.8MM in gains on sales of AFS securities; An increase of $3.1MM in equity earnings on alternative investments; Increases of $10.6MM in asset servicing income and $7.2MM in corporate revenue in the trust and securities processing line; and $9.5MM in higher trading and investment banking income due to improved trading volume. Partially offset by: A $6.9MM decline in brokerage fees, primarily driven by lower 12b-1 income; and A $6.2MM decrease in bankcard income, due to lower interchange revenue.

10 Noninterest Income Composition – FY 2020

11 Card Purchase Trends Purchase Volume & Interchange Revenue (1) Percentages less than 5% have been omitted.

12 Noninterest Expense – 4Q 2020 4th Quarter ‘20 Drivers Operating noninterest expense, which excludes the impact of acquisition expense, severance expense and COVID-19 related expense, was $225.5 million for the fourth quarter of 2020, an increase of $31.8 million, or 16.4 percent, compared to the linked quarter, and an increase of $22.7 million, or 11.2 percent, compared to the fourth quarter of 2019. See slide 42 for a reconciliation of this non-GAAP financial measure. Noninterest expense increased $28.9MM, or 14.6%, compared to 3Q’20. Key highlights: Some items not expected to repeat, including approximately $15MM in operating losses and other expenses for a few unrelated matters proactive approach in 4Q to opportunistically resolve some outstanding matters that otherwise might have taken place in future quarters, resulting in favorable and expeditious outcomes. typical to our business, however timing and impact outsized in 4Q. Higher performance- and volume-related bonus and sales commissions and higher expense tied to our COVID-19 response; $900k increase in deferred compensation expense, offset by a similar increase in income from company-owned life insurance; and $1.2MM in additional charitable contributions.

13 Noninterest Expense – FY 2020 Operating noninterest expense, which excludes the impact of acquisition expense, severance expense and COVID-19 related expense, was $810.1 million for 2020, an increase of $33.0 million, or 4.2 percent, compared to 2019. See slide 42 for a reconciliation of this non-GAAP financial measure. Noninterest expense increased $43.1MM, or 5.5%, compared to 2019, driven largely by: A $34.0MM increase in salary and employee benefit expense, which included additional performance- and volume-related bonus and sales commissions and increased compensation expense tied to our COVID-19 response; A $12.9MM increase in operational losses (in “other” expense.); $6.6MM higher equipment expense related to investments in digital channel and integrated platform solutions; $1.3MM in additional charitable contributions (in “other” expense.); and An increase of $1.2MM in derivative expense (in “other” expense.) Partially offset by: a decrease of $11.6MM in marketing and development expense due to reduced travel and entertainment costs. 2020 Expense Drivers

Balance Sheet

15 Select Balance Sheet Items $ in thousands, average balances; unaudited Three Months Ended Other average earning assets include taxable and tax-exempt securities, trading securities, federal funds and resell agreements and interest bearing due from banks.

16 Strong Capital Position Capital Ratio Trends (%) These ratios are reflective of the Company’s election to utilize the 5-year regulatory capital phase-in of the adoption of ASU 2016-13 under inter-agency guidance. (1) (1)

Deposit Trends and Composition At December 31, 2020 Deposits by Type Deposits by Line of Business Non-Interest Bearing Interest-Bearing MMDA & Savings Time Deposits Interest-Bearing Performance Commercial Personal Institutional Commercial – Regional Banking 36% Personal – Consumer & Private Wealth 24% Commercial – Specialty Banking – 2% Inst. – Corp. Trust & Inv. Banking 11% Inst. – Healthcare Svcs. 9% Inst. – Other 18% 17 Average Deposit Growth & Cost

18 High Quality Investment Portfolio Securities Held to Maturity $1.0 billion at December 31, 2020 Securities Available for Sale $9.3 billion at December 31, 2020 Average Balance: $8.9 billion Average Yield: 2.22% Duration: 61 months Average Balance: $1.0 billion Average Yield: 2.93% Duration: 69 months Total Portfolio Average Yield: 2.28% Duration: 62 months Net of allowance for credit losses for securities held to maturity. (1)

19 Securities Portfolio Statistics AFS Portfolio Activity (1) Roll off includes cash flow from maturities, calls or amortizations of securities and excludes roll off related to non-core purchases.  (2) Purchased amount is presented net of purchases made related to sales and excludes amounts related to non-core purchases. (3) Purchase amounts shown for these periods have been adjusted from prior presentations to include core purchases made in excess of roll off that were previously excluded.

Growth of Diversified Loan Portfolio Average Loans & Yields 20 5-yr CAGR: 12.4% (2015-2020) 15-yr CAGR: 11.1% (2005-2020)

KS-2% 21 Loan Portfolio Composition At December 31, 2020 * Includes C&I, leases and commercial credit card. Loans by Type Loans by Geography Kansas City CO St Louis AZ 9% TX 11% Greater MO 6% NE-2% OK-2% Commercial * Commercial Real Estate Residential Real Estate Consumer 2% Construction PPP Loans MN-1%

22 Quarterly Loan Activity Commercial Banking Line Draws & Utilization Trends

23 Commercial & Industrial Loan Portfolio C&I Portfolio Statistics (1) C&I Industry Diversification (2) Oil & Gas Average loan size: $4.6 million Considerations Internal limits on loan size and projects per sponsor Concentration guidelines for all lending verticals, monitored for changing conditions Includes commercial & industrial loans and leases; Excludes commercial credit card balances and PPP loans. Industries as a percentage of C&I portfolio. PPP loans are excluded from the denominator when calculating percentages of total loans. (3)

Industries as a percentage of investment CRE and construction portfolio. PPP loans are excluded from the denominator when calculating percentages of total loans. Concentrations are calculated using tier 1 capital for UMB Bank, n.a. plus an adjusted ACL, per regulatory guidelines. 24 Commercial Real Estate – Disciplined Expansion Construction / Land Dev. 13% Owner-Occupied 29% Investment CRE 49% $5.9B Farmland 8% Total Portfolio: Average Loan-to-value: 62% Recourse: 92% Regulatory Concentrations Total non-farmland CRE / Total RBC: 139% Construction & Development Loans / Total RBC: 30% Select Property Types / Avg. LTV: Office / 64% Multifamily / 61% Hotel / 56% Industrial / 66% Retail / 61% Sr. Living / 65% Student Housing / 65% At December 31, 2020 Resi. Construction = 1% of total Investment CRE Statistics Investment CRE / Construction Portfolio (1) (3)

Exposure to Sensitive Industries We analyzed our portfolios in each category for specific characteristics based on what is currently known, such as guarantees, recourse, liquidity positions and hedging strategies that provide protection, as well as those which may carry more risk if the current environment is prolonged. This “more impacted subset” are balances that we’re monitoring more closely. PPP loans are excluded from the denominator when calculating percentages of total loans. Oil & Gas Oil & gas have shown continued price stability Long-term relationships with seasoned operators Multiple clients well-hedged against commodity prices Continue to monitor service sector 25 6.6% 93.4% $975M All Other Loans $13.9B (2) Note: We removed multifamily CRE, with 12/31/20 balances of $603 million, from the sensitive industries list after monitoring it for several quarters. The majority of this portfolio is comprised of high-quality class A properties which are performing well.

Asset Quality

Loan Risk Profile – 4Q 2020 27 At June 30 2020 Total past due and accruing amounts include loans 30-89 days past due of $9.9 million and loans > 90 days past due of $1.9 million. Held-to-maturity securities are presented gross of allowance for credit losses. (2)

Modification Trends 28 Modifications on loans only; excludes modifications on held-to-maturity securities of $15.8 million at 6/30/20 and $9.0 million at 9/30/20. Percentages are modifications on loans as percentage of total loans excluding PPP balances. Remaining loan modifications / deferrals of $68 million at 12/31/20 95% reduction in modified loan balances compared to 6/30/20 (1)

29 Net Charge-Off History Loan categories for disclosure were updated in Q1 2020 with the adoption of ASU 2016-13. In prior periods, net charge-offs for “Commercial Loans” included C&I, commercial credit card, asset-based and factoring loans. Net charge-offs for “Other” included consumer credit cards, all real-estate related loans, consumer loans and DDA.

CECL: Conservative & Prudent Reserve Build $ in millions Commercial & Industrial and Commercial Real Estate loan portfolios accounted for 85% of the allowance 4Q’20 provision expense of $5.0MM is 2.8x 4Q’20 NCOs Total loan reserves to nonperforming loans is 2.5x Elected 5-year regulatory capital phase-in under inter-agency guidance 30

Changes to Allowance Under CECL – YTD 2020 Allowance for Credit Losses ($ in millions) 31 ACL balance after the CECL day-one adjustment of $9.0 million. Portfolio changes represent the change in loan balances, portfolio characteristics, credit quality and net charge-offs. (1) (2)

32 Peer Source for all charts: S&P Global; current as of 01/22/21 *Industry NCO/Avg Loans source: FDIC Quarterly Banking Profile Well-Positioned for the Current Environment Excess Liquidity Long-Term History of Quality Credit Metrics Leading Fee Income Strong Capital Position Net Charge-offs / Average Loans Liquidity to deploy in favorable operating environments Capital provides flexibility in downturns Fee income provides a revenue buffer in low-rate environments Unwavering underwriting standards Loans / Deposits 100% 50% Total Risk-Based Capital Ratio $272.4 $298.7 $282.7 $423.0 $297.4

33 Long-Term Value Creation (1) Tangible book value per share is a non-GAAP measure. See reconciliation on slide 43. *All publicly-traded banks with data reported for both 2005 and 2020; **UMB traditional peer group (15 banks); ***KBW Nasdaq Regional Bank Index (50 banks). Source: S&P Global; current as of 01/22/21 15-Year Compounded Annual Growth Rates 2005 – 2020 KRX*** (1)

Dividend increase = 228.9% 34 Returning Capital to Our Shareholders Annual Dividends Declared 2000 - 2020 (1) Dividends adjusted for 2-for-1 stock split in 2006. (1)

35 Our Continued Response to COVID-19 Operational Readiness Associates Communities Customers Maintaining business continuity protocol and executive-level pandemic task force Increased and strengthened network capacity Early move to drive-through only branches to protect associates and customers; now seeing customers on-site by appointment to ensure safety Implemented remote working arrangements for ~80% of our staff; measured return to the office beginning in second quarter 2021 Enhanced cleaning and disinfecting, reconfiguration of workspace to allow social distancing, re-thinking common space in facilities, addition of plexiglass dividers in lobbies to protect customers and associates Founding member of the KC Regional COVID-19 Response and Recovery Fund with a $100,000 contribution Made a $200,000 investment in equity2, the first impact investment in E2 Notes More than $150,000 in community response and relief across the footprint, including: Small Business Resource Program in St. Louis COVID-19 Small Business Emergency Relief Program in Denver Revive Dallas Small Business Relief Fund CHES Inc’s Home Retention Program in KC UMB’s matching gift program builds on associates’ generosity Improved social distancing for those whose roles require them to work onsite utilizing various sites across our footprint Supplemented compensation through 2Q’20 and added additional PTO days for those initially unable to work remotely Provided lunch throughout summer 2020 from local restaurants for associates on site Added easier access to our associate assistance fund for associates impacted by the crisis Expanded health insurance coverage for COVID-19 testing and access to telehealth services Initial Assistance Offered a 90-day moratorium on initiating foreclosure on mortgages and home equity lines and loans Offered six-month term loan payment deferral option for current small business customers Ongoing Efforts Options for consumer loan and mortgage deferment or modifications on an individual, customized basis Access to additional credit lines extended on a case-by-case basis Option to increase mobile deposit limits upon request Ongoing Efforts (continued) Individualized credit card repayment and deferral options, as well as a balance transfer opportunity Augmented relief program to ensure bank fees did not reduce stimulus proceeds for eligible customers Booked approximately 5,300 accounts for over $1.5 billion in funded loans in the 2020 Paycheck Protection Program Now accepting forgiveness applications from prior rounds Supporting customers and community partners through the latest round of PPP funding.

Our Commitment to Corporate Citizenship Inclusion & Diversity Community Impact Efficient & Sensible Resource Use Strong Corporate Governance As we all navigate a global pandemic and an increasingly polarized environment, we are engaging our associates, customers and communities through pro-active outreach and dialogue. Associate volunteerism and corporate philanthropy help build strong community partnerships. 580 nonprofit organizations had UMB volunteers in 2019 1,052 volunteer days off used in 2019 More than $2.5 million in donations and sponsorships in 2019 $75,000 donated to nonprofits through the UMB Foundation matching gift program Ongoing conversations and events to foster dialogue, break down barriers and educate 8 business resource groups with nearly 20% associate participation Diverse panel hiring approach 2019 new hires were 33.1% people of color, 47.4% women and 4.7% veterans We want our company to be as diverse as the world we live in. UMB recognizes the undeniable importance of sustainable business practices. Effective governance programs help achieve business goals and drive stakeholder value. 13-person board of directors, with 11 independent members Deliberate selection and nomination criteria which includes diversity standards in the board hiring process Robust risk oversight with distinct risk management committees: enterprise risk, asset and liability, and credit. Closely analyzed and competitive compensation practices 64 UMB buildings operate with energy-efficient lighting programs More than 183,000 kilowatt hours generated from solar panels More than 10% reduction in printer impressions in 2019 vs. 2018 27,000 pounds of co-mingled recycling Read our Corporate Citizenship Report at UMB.com/CorporateCitizenship

Non-GAAP Reconciliations

38 Non-GAAP Reconciliations In this presentation, we provide information about pre-tax pre-provision income, pre-tax, pre-provision income on a fully tax equivalent basis (PTPP-FTE), net operating income, operating earnings per share-diluted (operating EPS-diluted), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, pre-tax, pre-provision earnings per share-diluted (PTPP EPS), pre-tax, pre-provision FTE earnings per share – diluted (PTPP-FTE EPS), tangible shareholders’ equity, tangible assets, tangible common equity ratio and tangible book value per share, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures and the nearest comparable GAAP financial measures are reconciled on the next 5 slides. The Company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, severance-, and COVID-19 related items that management does not believe reflect the Company’s fundamental operating performance. COVID-19 related expense includes hazard pay for branch associates, computer hardware expense to support associates working remotely, and additional equipment, cleaning and janitorial supplies to protect the well-being of our associates and customers while on the Company’s premises. Pre-tax pre-provision income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding income tax and provision expense.   Pre-tax, pre-provision income on a fully tax equivalent basis for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus noninterest income, less noninterest expense.   Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, COVID-19 related expense, and the cumulative tax impact of these adjustments.   Operating EPS-diluted is calculated as diluted earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period.   Operating ROE is calculated as net operating income, divided by the Company’s average total shareholders’ equity for the relevant period.   Operating ROA is calculated as net operating income, divided by the Company’s average assets for the relevant period.   Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above.   Operating efficiency ratio is calculated as the Company’s operating noninterest expense, net of amortization of other intangibles, divided by the Company’s total non-GAAP revenue (which is calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).   Tangible book value per share is defined as the Company’s total shareholders’ equity, net of intangible assets, divided by the Company’s total shares outstanding.   Tangible common equity ratio is calculated as the Company’s total shareholders’ equity, net of intangible assets, divided by the Company’s total assets, net of intangible assets.

39 Non-GAAP Reconciliations Pre-Tax, Pre-Provision Income

40 Non-GAAP Reconciliations Pre-Tax, Pre-Provision Income on a Fully Tax Equivalent Basis

41 Non-GAAP Reconciliations (1) Calculated using the Company's marginal tax rate of 22.2%. Net Operating Income

42 Non-GAAP Reconciliations Operating Noninterest Expense & Efficiency Ratio

43 Non-GAAP Reconciliations Tangible Common Equity Ratio Tangible Book Value Share count for December 31, 2005 adjusted for Company’s 2-for-1 stock split on May 31, 2006.